Exhibit 99.4

Castle Oil Corporation and Subsidiaries

Unaudited Consolidated Financial Statements

Six Months Ended September 30, 2014 and 2013

Castle Oil Corporation and Subsidiaries

Castle Oil Corporation and Subsidiaries

Consolidated Balance Sheets

	September 30, 2014	March 31, 2014
Assets
Current:
Cash and cash equivalents	$3,949,000	$11,788,000
Accounts receivable, less allowances for possible losses of $4,650,000 and $5,250,000 (Note 3)	39,198,000	181,121,000
Inventories (Notes 1 and 3)	17,199,000	19,119,000
Deferred income taxes (Note 6)	4,461,000	5,170,000
Prepaid expenses and other current assets	5,243,000	3,384,000

Total current assets	70,050,000	220,582,000
Property and equipment, less accumulated depreciation and amortization (Notes 2 and 4)	23,439,000	23,638,000
Deferred costs and other assets, net	735,000	932,000

Total assets	$94,224,000	$245,152,000

Liabilities and Stockholders’ Equity
Current:
Notes payable to banks (Note 3)	$2,000,000	$121,000,000
Current maturities of long-term debt (Note 4)	9,149,000	9,956,000
Current maturities of loan due to former shareholders (Note 7)	9,000,000	4,500,000
Subordinated loans from shareholders (Note 7)	7,000,000	7,000,000
Accounts payable	968,000	18,341,000
Accrued expenses (Note 5)	9,939,000	19,420,000

Total current liabilities	38,056,000	180,217,000
Long-term maturities of loan due to former shareholders (Note 7)	—	4,500,000
Deferred income taxes (Note 6)	8,251,000	8,283,000

Total liabilities	46,307,000	193,000,000

Commitments and contingencies (Notes 1 and 9)
Stockholders’ equity:
Preferred stock, $100 par, shares authorized 1,500; shares issued 900; shares outstanding 720	90,000	90,000
Class A common stock, $2 par, shares authorized and issued 1,000; shares outstanding 800	2,000	2,000
Class B nonvoting common stock, $2 par, shares authorized and issued 9,000; shares outstanding 7,200	18,000	18,000
Additional paid-in capital	26,000	26,000
Retained earnings	58,879,000	62,872,000
Accumulated comprehensive (loss) income	(239,000)	3,000

	58,776,000	63,011,000
Less 2,180 shares of preferred and common stock in treasury, at cost (180 preferred shares, 200 Class A common shares and 1,800 Class B nonvoting shares) (Note 7c)	(10,859,000)	(10,859,000)

Total stockholders’ equity	47,917,000	52,152,000

Total liabilities and stockholders’ equity	$94,224,000	$245,152,000

See notes to unaudited consolidated financial statements.

Castle Oil Corporation and Subsidiaries

Unaudited Consolidated Statements of Operations

	Six months ended September 30,
	2014	2013
Net sales	$184,041,000	$189,158,000
Cost of sales	173,013,000	175,249,000

Gross profit before other operating income	11,028,000	13,909,000
Other operating income – thruput and storage charges	1,223,000	1,347,000

Total gross profit	12,251,000	15,256,000

Operating expenses:
Delivery and terminal	7,790,000	7,338,000
Selling, general and administrative	8,933,000	9,784,000
Depreciation and amortization (Note 2)	1,152,000	1,110,000

Total operating expenses	17,875,000	18,232,000

Loss from operations before other income (expense)	(5,624,000)	(2,976,000)

Other income (expense):
Interest and other income	281,000	159,000
Interest expense	(1,254,000)	(1,311,000)

Total other income (expense), net	(973,000)	(1,152,000)

Loss before income tax expense	(6,597,000)	(4,128,000)
Income tax benefit (Note 6)	(3,107,000)	(1,946,000)

Net loss	$(3,490,000)	$(2,182,000)

See notes to unaudited consolidated financial statements.

Castle Oil Corporation and Subsidiaries

Unaudited Consolidated Statements of Comprehensive Loss

	Six months ended September 30,
	2014	2013
Net loss	$(3,490,000)	$(2,182,000)
Unrealized loss on cash flow hedging transactions	(458,000)	(64,000)
Related tax effect on unrealized loss	216,000	30,000

Comprehensive loss	$(3,732,000)	$(2,216,000)

See notes to unaudited consolidated financial statements.

Castle Oil Corporation and Subsidiaries

Unaudited Consolidated Statements of Stockholders’ Equity

	Preferred stock	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Treasury stock	Total
Balance at March 31, 2014	$90,000	$20,000	$26,000	$62,872,000	$3,000	$(10,859,000)	$52,152,000
Net loss	—	—	—	(3,490,000)	—	—	(3,490,000)
Unrealized loss – hedging	—	—	—	—	(242,000)	—	(242,000)
Dividends	—	—	—	(503,000)	—	—	(503,000)

Balance at September 30, 2014	$90,000	$20,000	$26,000	$58,879,000	$(239,000)	$(10,859,000)	$47,917,000

See notes to unaudited consolidated financial statements.

Castle Oil Corporation and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

	Six months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(3,490,000)	$(2,182,000)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,152,000	1,110,000
Deferred income taxes	677,000	430,000
Changes in operating assets and liabilities:
Accounts receivable	141,923,000	104,539,000
Inventories	1,920,000	(3,924,000)
Prepaid expenses and other	(1,859,000)	758,000
Accounts payable	(17,373,000)	(11,530,000)
Accrued expenses	(9,723,000)	(8,374,000)

Total adjustments	116,717,000	83,009,000

Net cash provided by operating activities	113,227,000	80,827,000

Cash flows from investing activities:
Purchase of property and equipment	(756,000)	(1,244,000)

Net cash used in investing activities	(756,000)	(1,244,000)

Cash flows from financing activities:
Short-term debt repayments	(119,000,000)	(77,000,000)
Long-term debt repayments	(807,000)	(1,006,000)
Dividends paid	(503,000)	(350,000)

Net cash used in financing activities	(120,310,000)	(78,356,000)

Net (decrease) increase in cash and cash equivalents	(7,839,000)	1,227,000
Cash and cash equivalents, at beginning of period	11,788,000	12,201,000

Cash and cash equivalents, at end of period	$3,949,000	$13,428,000

Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$1,402,000	$1,139,000
Income taxes	$3,527,000	$1,737,000

See notes to unaudited consolidated financial statements.

Castle Oil Corporation and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

1.	Summary of Accounting Policies

Business

Castle Oil Corporation and its subsidiaries (the “Company”) are independent distributors of heating oil and motor fuels in the New York metropolitan area. The Company operates a deep-water oil terminal in New York City harbor. It also provides oil burner repair service for its customers and sells natural gas in certain parts of the New York metropolitan area. The Company’s primary customers include large institutions, businesses and residences, as well as wholesale sales to other fuel oil suppliers.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of Castle Oil Corporation and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. The accompanying consolidated financial statements, other than the consolidated balance sheet at March 31, 2014, are unaudited and reflect all adjustments of a normal recurring nature necessary to present fairly the financial position, results of operations and cash flows for the periods presented. The results of operations and cash flows for the respective interim periods are not necessarily indicative of the results to be expected for the full year. The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) applicable to interim reports. Accordingly, they do not include all the information and notes required by GAAP for complete financial statements and should be read in conjunction with the audited financial statements of the Company for the year ended March 31, 2014.

Inventories

Inventories consisting primarily of fuel oil are stated at the lower of cost (last-in, first-out) (“LIFO”) or market. As of September 30, 2014 and March 31, 2014, the replacement cost of LIFO inventories exceeded their LIFO carrying values by approximately $13,665,000. The September 30, 2014 LIFO calculation was computed using quantities and prices which are not necessarily indicative of the actual quantities and prices which will exist at the Company’s fiscal year end. Due to anticipated fluctuations in inventory levels and the many factors which enter into the LIFO calculation which are beyond managements’ control, it is the policy of the Company to record the LIFO inventory adjustment only at December 31 (tax year) and March 31 (fiscal year end).

Property and Equipment and Depreciation and Amortization

Assets are stated at cost. Expenditures for additions, renewals and betterments are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is included in operations.

Castle Oil Corporation and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

1.	Summary of Accounting Policies (continued)

Property and Equipment and Depreciation and Amortization (continued)

Depreciation and amortization are computed over the estimated useful lives of the assets by straight-line and accelerated methods for financial reporting purposes as follows:

Years
Buildings and improvements	5-40
Terminals and improvements	7-30
Office equipment and furniture	5-10
Machinery and equipment	5-7
Transportation equipment	3-7

For income tax purposes, depreciation is computed using statutory recovery methods.

Intangible Assets and Amortization

Intangible assets, consisting principally of deferred costs, are amortized using the straight-line method over their estimated useful lives. Amortization expense for the six months ended September 30, 2014 and 2013 amounted to $197,000 and $144,000, respectively.

Taxes on Income

Deferred income taxes are provided on the differences between the financial reporting and income tax bases of assets and liabilities based upon statutory tax rates enacted for future periods.

The Company files its tax returns on a December 31 calendar year, while it uses a March 31 fiscal year for financial reporting.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all investments purchased with an initial maturity of three months or less to be cash equivalents.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell.

Castle Oil Corporation and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

1.	Summary of Accounting Policies (continued)

Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Company’s cash investments are placed with high credit quality financial institutions and may exceed the amount of federal deposit insurance. Concentrations of credit risk with respect to trade receivables are with large institutions, governmental entities, businesses and homeowners. The Company reviews a customer’s credit history before extending credit. The Company establishes an allowance for possible losses based on factors surrounding the credit risk of specific customers, historical trends and other information.

Use of Estimates

In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risk Management and Financial Instruments

The Company uses derivative financial instruments to reduce its exposure to changes in commodity prices and interest rates. These instruments consist primarily of heating oil futures contracts traded on the New York Mercantile Exchange and interest rate swap agreements with major financial institutions. Management uses these financial instruments to reduce the risks of loss associated with adverse changes in commodity prices and interest rates. While these instruments are subject to the risk of loss from changes in commodity prices and interest rates, those losses would be offset by gains on the related assets and liabilities. The Company has established a control environment which includes policies and procedures for risk assessment and the approval, reporting and monitoring of derivative financial instrument activities.

Futures contracts used to hedge inventories are treated as fair value hedges. Periodic changes in the market value of such contracts, as well as realized gains and losses, are included in cost of sales. The gain (loss) related to futures contracts that were recognized in the consolidated statements of operations for the six months ended September 30, 2014 and 2013 was $650,000 and $(490,000), respectively.

Futures contracts used to hedge heating oil sales commitments are reported as cash flow hedges, with periodic changes in market value reported as comprehensive income (loss). The gain (loss) reclassified from accumulated other comprehensive income (loss) is recorded in cost of sales. Such contracts for the periods ended September 30, 2014 and 2013 had no material impact on earnings.

The Company recognizes all derivatives as either assets or (liabilities) in the consolidated balance sheet and measures those instruments at fair value. As of September 30, 2014 and March 31, 2014, the fair values of derivative instruments were included in other current assets and accrued expenses, respectively. If the Company enters into futures contracts which do not qualify for hedge accounting, gains or losses arising from these transactions are included in cost of sales for oil futures contracts and interest expense for interest rate swaps.

Castle Oil Corporation and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

1.	Summary of Accounting Policies (continued)

Risk Management and Financial Instruments (continued)

At September 30, 2014 and March 31, 2014, the fair value of outstanding derivative instruments relating to inventory hedges was as follows:

	September 30, 2014	March 31, 2014
Fair value assets (liabilities) hedges	$1,588,000	$(57,000)

Financial Accounting Standards Board (“FASB”) ASC 820-10, Fair Value Measurements and Disclosures, established a three-tier fair value hierarchy, which classified the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The market prices used to value the Company’s energy derivatives have been determined using the New York Mercantile Exchange (“NYMEX”) and independent third party prices. All derivative instruments were non-trading positions. The Company’s positions in heating oil futures contracts are considered Level 1 inputs while positions in interest-rate swaps are considered Level 2 inputs.

Fair Value of Financial Instruments

The fair value of the Company’s long-term debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements. There was no difference between the carrying values and fair values of the Company’s long-term debt. The fair value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, other current assets, and accounts payable approximate cost because of their short term maturities.

Revenue Recognition

All of the following must occur before the Company recognizes revenue: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred, or services have been rendered; (3) the price is fixed or determinable; and (4) collectability is reasonably assured.

Castle Oil Corporation and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

2.	Property and Equipment

Major classifications of property and equipment are as follows:

	September 30, 2014	March 31, 2014
Terminals and improvements	$34,200,000	$34,200,000
Office equipment and furniture	7,997,000	7,997,000
Transportation equipment	5,592,000	5,492,000
Buildings and improvements	4,995,000	4,994,000
Machinery and equipment	2,357,000	2,323,000
Construction in progress	847,000	226,000

	55,988,000	55,232,000
Less accumulated depreciation and amortization	39,468,000	38,513,000

	16,520,000	16,719,000
Land	6,919,000	6,919,000

	$23,439,000	$23,638,000

Depreciation and amortization expense, excluding amortization of deferred costs, for the six months ended September 30, 2014 and 2013 amounted to $955,000 and $966,000, respectively.

3.	Notes Payable to Banks

The Company has a committed line of credit agreement with a consortium of banks through December 28, 2014. Under the agreement, the Company may borrow up to $180,000,000 during its peak season of operations. Borrowings under this agreement are collateralized by accounts receivable, inventories, equipment, customer lists and other intangible assets. The agreement also provides for various financial ratios to be maintained, all of which the Company was in compliance with at September 30, 2014. At September 30, 2014 and March 31, 2014, direct borrowings were $2,000,000 and $121,000,000, respectively. The weighted average interest rate of borrowings at September 30, 2014 and 2013 was 4.75%. At September 30, 2014 and March 31, 2014, outstanding letters of credit totaled $3,875,000.

4.	Long-Term Debt

Long-term debt consists of the following:

	September 30, 2014	March 31, 2014
Mortgage payable to bank (a)	$7,000,000	$7,500,000
Mortgage payable to bank (b)	2,149,000	2,456,000

	9,149,000	9,956,000
Less current maturities	9,149,000	9,956,000

	$—	$—

(a)	The mortgage requires quarterly principal payments of $250,000 plus interest at three months LIBOR plus 2.75%, through December 2014, at which time a balloon payment of $7,000,000 becomes due. The mortgage is collateralized by the Company’s Port Morris Terminal and the agreement provides for certain financial ratios to be maintained, all of which the Company was in compliance with at September 30, 2014.

Castle Oil Corporation and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

4.	Long-Term Debt (continued)

(b)	The mortgage requires monthly payments of approximately $51,000 plus interest at one month LIBOR plus 4.50% interest through December 2014, at which time a balloon payment of $2,149,000 is due. The mortgage is secured by certain real property and by the assignment of the Company’s lease interest in the mortgaged property and provides for certain financial ratios to be maintained, all of which the Company was in compliance with at September 30, 2014.

5.	Accrued Expenses

Accrued expenses at September 30, 2014 and March 31, 2014 were as follows:

	September 30, 2014	March 31, 2014
Deposits and deferred service contracts	$2,548,000	$1,418,000
Income taxes	—	5,361,000
Payroll and other taxes	1,053,000	3,423,000
Compensation	1,174,000	2,139,000
Sales and other discount reserves	420,000	1,701,000
Professional fees	289,000	289,000
Bonus accrual	2,511,000	2,913,000
Other	1,944,000	2,176,000

	$9,939,000	$19,420,000

6.	Income Taxes

For interim income tax reporting, the Company estimates its annual effective tax rate and applies it to the year to date ordinary income (loss). The components of income tax expense (benefit) consist of the following:

Six months ended September 30,	2014	2013
Current:
Federal	$(2,535,000)	$(1,592,000)
State and local	(1,249,000)	(784,000)

	(3,784,000)	(2,376,000)

Deferred:
Federal	427,000	271,000
State and local	250,000	159,000

	677,000	430,000

	$(3,107,000)	$(1,946,000)

Castle Oil Corporation and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

6.	Income Taxes (continued)

The Company adopted certain provisions of ASC 740, Income Taxes, which established a single model to address accounting for uncertain tax positions and clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company evaluates uncertain tax positions, if any, by determining if it is more likely than not to be sustained upon examination by the taxing authorities. The Company records uncertain tax positions when they are estimable and probable that such liabilities have been incurred. The adoption of this guidance did not result in any reserves for uncertain tax provisions. As of September 30, 2014 and September 30, 2013, the Company had no unrecognized tax benefits. Interest and penalties, if any, would be recorded in the income tax provision in the year paid. For federal and state purposes, the Company has been audited through December 31, 2012 and 2008, respectively.

7.	Related Party Transactions

Related party transactions are as follows:

(a)	The Company has a 19% minority investment of $342,000 in an affiliated insurance company which is included in other assets. The Company accounts for this investment using the cost method. There are no further obligations or guarantees associated with this investment. The affiliated insurance company, through a reinsurance agreement with an unrelated third party insurer, effectively insures the Company for all losses up to a predetermined limit for workers’ compensation, automobile and general liability exposures. Third-party insurance covers losses in excess of the predetermined limits. Insurance expense incurred in connection with the affiliated insurance company during the six months ended September 30, 2014 and 2013 amounted to approximately $1,200,000 and $1,000,000, respectively.

(b)	Certain shareholders of the Company have loaned the Company funds under separate subordinated debt agreements. Balances at September 30, 2014 and March 31, 2014 were $7,000,000. The notes bear interest at 5.25% at September 30, 2014 and March 31, 2014 and are due in December 2014. The loans are subordinate to certain debt and notes payable to banks. Interest expense related to these loans for the six months ended September 30, 2014 and 2013 amounted to $184,000 and $184,000, respectively.

(c)	In December 2013, the Company entered into an agreement with certain shareholders, whereby the Company purchased their shares of preferred and common stock for $10,700,000 of which $1,700,000 plus transaction expenses was paid in December 2013. Additional payments of $4,500,000 without interest are due in January and June 2015. Expenses related to the transaction amounted to $159,000.

8.	Benefit Plans

The Company has a qualified profit-sharing and savings plan that qualifies as a 401(k) plan under the Internal Revenue Code. The plan covers all eligible employees. Contributions to the profit-sharing plan, as determined by the Board of Directors, are discretionary but may not exceed 25% of annual compensation paid to each participant. Contributions to the savings plan require the Company to match half of participant contributions up to 4% of annual compensation paid to each participant. Contributions to the savings and profit sharing plans for the six months ended September 30, 2014 and 2013 amounted to approximately $48,000 and $286,000, respectively.

Castle Oil Corporation and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

8.	Benefit Plans (continued)

The Company participates in two multi-employer plans covering substantially all its unionized employees, as required under existing collective bargaining agreements. The Company is required to make future contributions at hourly rates, as specified in the collective bargaining agreements. The Company has no intention of taking any action that would result in any additional liability that might result from a withdrawal from the plans.

The following table reflects information with respect to these multi-employer plans as of the latest available valuation (December 31, 2013 in each case).

	32 BJ North Pension Fund	Local 553 Pension Fund
Plan information:
EIN/pension plan no.	13-1819138	13-6637826
Date of latest valuation	12/31/2013	12/31/2013
2013 zone status (a)	Red	Green
2012 zone status (a)	Red	Green
2013 funded status	78.6%	90.9%
2012 funded status	77.4%	92.0%
Rehabilitation plan	Implemented	N/A
Surcharge imposed	No	No
Company information:
Contributions year ended March 31, 2014	$242,000	$671,000
Contributions year ended March 31, 2013	$216,000	$634,000
Expiration date of collective bargaining agreement	1/31/2016	12/31/2016

(a)	Plans in the red zone are generally less than 65% funded; plans in the yellow zone are generally up to 80% funded and plans in the green zone are generally greater than 80% funded. The 32BJ North Pension Fund was classified as red because the Fund’s actuary is projecting a funding deficiency within ten years.

Company contributions to the 32 BJ North Pension Fund and Local 553 Pension Fund were approximately 2% and 10%, respectively, based on the Fund’s December 31, 2012 Form 5500 (the latest available plan filing).

9.	Commitments and Contingencies

Commitments and contingencies for the six months ended September 30, 2014 are as follows:

(a)	At September 30, 2014, future net minimum rental payments under operating leases for equipment and premises that have initial or remaining noncancelable terms in excess of one year are as follows:

Periods ending September 30,
2015	$972,000
2016	911,000
2017	680,000
2018	466,000

$3,029,000

Castle Oil Corporation and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

9.	Commitments and Contingencies (continued)

Rent expense was $1,214,000 and $1,181,000 for the six months ended September 30, 2014 and 2013, respectively.

(b)	The Company is involved in various legal actions and claims arising in the ordinary course of its business. Management believes that all current litigation and claims will be resolved without any material effect on the Company’s financial position.

(c)	The Company has severance agreements whereby certain senior executives may be entitled to compensation if a triggering event occurs. As a result of the December 8, 2014 transaction with Sprague (see Note 10), any ultimate liability with respect to those senior executives does not become an obligation of Sprague under the terms of the Asset Purchase Agreement.

10.	Subsequent Events

The Company evaluated all events or transactions that occurred after September 30, 2014 through February 10, 2015, the date the financial statements were available to be issued. During the period, the Company did not have any material recognizable or unrecognizable subsequent events, except as follows:

On December 8, 2014 (the “Sprague Transaction”), substantially all the operating assets of Castle Oil Corporation and its subsidiaries were acquired by Sprague Operating Resources, LLC (“Sprague”), an operating subsidiary of Sprague Resources LP. The purchase price paid by Sprague for the net assets of the Company totaled $56.0 million, plus payments for the Company’s inventory on the closing date of the transaction as well as certain other payments, as defined in the Asset Purchase Agreement.

On January 30, 2015, the Board of Trustees of the Local 553 Pension Fund issued a Notice and Demand for Payment of Withdrawal Liability to the Company within the meaning of Section 4203(a) of the Employee Retirement Income Security Act of 1974, as amended by the Multiemployer Pension Plan Amendments Act of 1980. The amount of the demand is $10.2 million. The Company also may be subject to a withdrawal liability in connection with the 32 BJ North Pension Fund, the amount which has not been determined. Such withdrawal liabilities are a consequence of the Sprague Transaction and remain an obligation of the Company. Accordingly, any pension withdrawal liability does not become an obligation of Sprague under the terms of the Asset Purchase Agreement.

Pursuant to the Sprague Transaction, the nature of the Company’s business was transferred from primarily an operating company to primarily a holding company. On December 15, 2014, the Company changed its name to Castlerom Holdings Corporation.